UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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☐ Preliminary Proxy Statement
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☐ Definitive Proxy Statement
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☐ Soliciting Material Pursuant to §240.14a-12

Knoll, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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On March 24, 2010, Knoll, Inc. (the “Company”) filed a Proxy Statement on Schedule 14A with the Securities and Exchange Commission relating to its 2010 Annual Meeting of Stockholders.  In its Proxy Statement, the Company submitted to stockholders a proposal to approve the Knoll, Inc. 2010 Stock Incentive Plan (the “Plan”).  The Plan, among other things, authorizes for issuance an additional 2,000,000 shares of Knoll, Inc. common stock.

The Company is clarifying that the definition of “Change in Control” in Sections 13(b)(2) and 13(b)(3) of the Plan requires that consummation of the transaction (i.e., the sale of all or substantially all of the Company’s assets or consolidation or merger of the Company with another corporation) actually occur prior to the trigger of any accelerated vesting of awards under the Plan.  Stockholder approval of the transaction will not, by itself, be enough to trigger the change in control provisions of Section 13(b)(2) and 13(b)(3) of the Plan.

The Company will propose amendments to the Plan further clarifying this language in the Plan at a subsequent meeting of the Company’s Board of Directors.